As filed with the Securities and Exchange Commission on August 4, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	76-0479645 (I.R.S. Employer Identification Number)
19001 Crescent Springs Drive Kingwood, Texas (Address of Principal Executive Offices)	77339 (Zip Code)

Insperity, Inc. Incentive Plan
(Full Title of the Plan)

Daniel D. Herink
Executive Vice President, Legal, General Counsel and Secretary
Insperity, Inc.
19001 Crescent Springs Drive
Kingwood, Texas 77339-3802
(281) 358-8986

(Name, address and telephone number, including area code, of agent for service)

with a copy to:
James B. Marshall
Baker Botts L.L.P.
910 Louisiana
Houston, Texas 77002
(713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer		Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¨

REGISTRATION OF ADDITIONAL SECURITIES

Insperity, Inc. (the “Company” or the “Registrant”) previously registered 3,749,005 of its common stock, par value $0.01 per share (the “Shares” or “Common Stock”), available for grant of awards pursuant to the Insperity, Inc. Incentive Plan (the “Plan”), formerly known as the Insperity, Inc. 2012 Incentive Plan, as amended and restated effective June 16, 2017, as further amended effective December 30, 2019, and as thereafter amended and restated effective May 22, 2023. The registration of these Shares was filed on (a) a Form S-8 Registration Statement with the Securities and Exchange Commission (“SEC”) on May 21, 2012 (File Number 333-181569) and (b) a Form S-8 Registration Statement with the SEC on November 3, 2017 (File Number 333-221310) (collectively, the “Prior Registration Statements”), in accordance with the Securities Act of 1933, as amended.

The Registrant’s Board of Directors adopted, and on May 22, 2023 the shareholders of the Registrant approved, an amendment to the Plan to provide that, among other things, an additional 1,325,000 Shares be available for issuance under the Plan.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number		Exhibit
*	4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 29, 2018).
*	4.2	Amended and Restated Bylaws of Insperity, Inc. dated February 17, 2014 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 18, 2014).
*	4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 33-96952)).
*	4.4
Insperity, Inc. Incentive Plan (As Amended and Restated Effective May 22, 2023) (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 17, 2023).

	5.1	Legal Opinion of Baker Botts L.L.P.
	23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Insperity, Inc.
	23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
	24.1	Powers of Attorney.
	107	Filing Fee Table.

* Incorporated by reference herein as indicated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of August, 2023.

INSPERITY, INC.

/s/ Daniel D. Herink
By:	Daniel D. Herink Executive Vice President, Legal General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 4th day of August, 2023.

Signature	Title

/s/ Paul J. Sarvadi	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)
Paul J. Sarvadi

/s/ Douglas S. Sharp	Executive Vice President of Finance, Chief Financial Officer and Treasurer (principal financial and accounting officer)
Douglas S. Sharp

*	Director
Timothy Clifford

*	Director
Eli Jones

*	Director
Carol R. Kaufman

*	Director
John L. Lumelleau

*	Director
Ellen H. Masterson

*	Director
Randall Mehl

*	Director
John Morphy

*	Director
Latha Ramchand

*	Director
Richard G. Rawson

*By:	/s/ Daniel D. Herink
Daniel D. Herink
Attorney-in-Fact